Exhibit 14(c)

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                                  Scudder IRA
                                      Plan
                                       &
                                   Disclosure
                                   Statement

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Scudder IRA Form 1-88

                                    Scudder
                    Individual Retirement Custodial Account

              (Under Section 408(a) of the Internal Revenue Code)

     The Depositor whose name appears on the Scudder Application is establishing an individual retirement account (under section 408(a) of the Internal Revenue
Code) to provide for this or her retirement and for the support of his or her beneficiaries after death.

     The Custodian named on the Application has given the Depositor the disclosure statement required under the Income Tax Regulations under section 408(i) of the Code.

     The Depositor has deposited with the Custodian the amount indicated on the Application.

Article I
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     The Custodian may accept additional cash contributions on behalf of the
Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8),
408(d)(3) of the Code or an employer contribution to a simplified employee pension plan as described in section 408(k).

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Article II
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     The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III
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     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) of the Code).

Article IV
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     1. The Depositor's entire interest in the custodial account must be or begin to be, distributed by the Depositor's required beginning date, the April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

     (a)  A single sum payment.

     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor. The payments must begin by the April 1 following the calendar year in which the Depositor reaches age 70 1/2.

     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary. The payments must begin by the April 1 following the calendar year in which the Depositor reaches age 70 1/2.

     (d) Equal or substantially equal annual payments over a specified period that my not be longer than the Depositor's life expectancy.

     (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

     Even if distributions have begun to be made under option (d) or (e), the Depositor may receive a distribution to the balance in the custodial account at any time by giving written notice to the Custodian. If the Depositor does not choose any of the methods of distribution described above by the April 1 following the calendar year in which he or she reaches age 70 1/2, distribution to the Depositor will be made on that date by a single sum payment. If the Depositor elects as a means of distribution (b) or (c) above, the annuity contract must satisfy the requirements of section 408(b)(1), (3), and (4) of the Code. If the Depositor elects as a means of distribution (d) or (e) above, the annual payment required to be made by the Depositor's required beginning date is for the calendar year the Depositor reached age 70 1/2. Annual payments for subsequent years, including the year the Depositor's required beginning date occurs, must be made by December 31 of that year.

     2. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

     (a) If the Depositor dies on or after the Depositor's required beginning date, distribution must continue to be made in accordance with paragraph 1.

     (b) If the Depositor dies before the Depositor's required beginning date, the entire remaining interest will, at the election of the beneficiary or beneficiaries, either

          (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death,

               or

          (ii) be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries.

     The election of either (i) or (ii) must be made by December 31 of the year following the year of the Depositor's death. If the beneficiary or beneficiaries do no elect either of the distribution options described in (i) and (ii), distribution will be made in accordance with (ii) if the beneficiary is the Depositor's surviving spouse and in accordance with (i) if the beneficiary or beneficiaries are or include anyone other than the surviving spouse. In the case of distributions under (ii), distributions must commence by December 31 of the year following the year of the Depositor's death. If the Depositor's spouse is the beneficiary, distributions need not commence until December 31 of the year the Depositor would have attained age 70 1/2, if later.

     (c) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

     3. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph (1), determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of distribution in accordance with paragraph (2)(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence. Unless the Depositor (or spouse) elects not to have life expectancy recalculated, the Depositor's life expectancy (and the life expectancy of the Depositor's spouse, if applicable) will be recalculated annually using their attained ages as of their birthdays in the year for which the minimum annual payment is being determined. The life expectancy of the designated beneficiary (other than the spouse) will not be recalculated. The minimum annual payment may be made in a series of installments (e.g. monthly, quarterly, etc.) as long as the total payments for the year made by the date required are not less than the minimum amounts required.

Article V
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     Unless the Depositor dies, is disabled (as defined in section 72(m) of the
Code), or reaches age 59 1/2 before any amount is distributed from the custodial account, the Custodian must receive from the Depositor a statement explaining how he or she intends to dispose of the amount distributed.

Article VI
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     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) of the Code and related regulations.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

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Article VII
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     Notwithstanding any other article which may by added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) of the Code and related regulations will be invalid.

Article VIII
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     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Application.

Article IX
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     1. Please refer to Scudder IRA Application which is incorporated herein by reference.

     2. Depositor's Selection of Investments

     Depositor directs Custodian to invest all custodial funds in investment shares issued by the "Mutual Fund(s)," or in the other investments which have been designated by Scudder Fund Distributors, Inc. (or its successors) as eligible for investment hereunder, which have been selected by Depositor until Depositor hereafter gives custodian contrary instructions pursuant to Article IX, paragraph ("para.") 6 below, which governs investment of the custodial account in "Mutual Fund" shares or other investments.

     3. Contributions

     (a) Periodic Contributions. Periodic contributions which Depositor intends to be tax-deductible under Internal Revenue Code Section 219 shall be in cash and are to be invested under this Agreement. Depositor contemplates future periodic contributions within the tax-deductible limits and in accordance with the rules for tax-deductibility specified in the Internal Revenue Code. Depositor assumes full and sole responsibility for making sure that the sum of periodic contributions during a single taxable year of Depositor does not exceed those limits or violate those rules. Depositor should not contribute to the custodial account after it ceases to be exempt by reason of either section 408(e) or 415(g) of the Internal Revenue Code.

     (b) Rollover Contributions From an Individual Retirement Account or Individual Retirement Annuity Funded Exclusively With Deductible Contributions. A rollover contribution by Depositor from an individual retirement account or individual retirement annuity funded exclusively with deductible contributions shall be a deposit in cash to be invested under this agreement, with respect to which contribution, Depositor warrants that

(1) it meets the requirements for a rollover contribution from such an individual retirement account or individual retirement annuity as are contained in Code Section 408(d) and that

(2) no portion of such rollover contribution is attributable to a distribution from an employees' trust, an employees annuity, an annuity contract or a U.S. retirement bond as described in Internal Revenue Code Sections 402(a)(5), 403(a)(4), 403(b)(8), 405(d)(3), or 409(b)(3)(C).

     (c) Rollover Contributions Attributable to Distributions From Employer Plans. A rollover contribution by Depositor other than a contribution described in paragraph (b) above shall be a deposit in cash to be invested under this Agreement with respect to which contribution Depositor warrants that (1) the amount rolled over is attributable to a distribution from an employees' trust, an employee annuity, an annuity contract, a qualified bond purchase plan, or a U.S. retirement bond, which meets the requirements of Code section 402(a)(5), 403(a)(4), 403(b)(8), 405(d)(3), or 409(b)(3)(C); and (2) Depositor will make no additional contributions to the custodial account in which such contribution is deposited, except as otherwise permitted by Scudder Fund Distributors, Inc.

     If permitted by Scudder Fund Distributors, In., rollover contributions may be received under this Agreement with respect to qualified voluntary employee contributions as defined in Internal Revenue Code Section 219(e)(2) and such contributions shall thereafter be held and administered hereunder by the Custodian in accordance with all applicable law with respect to accumulated deductible employee contributions as defined in Internal Revenue Code Section 72(o)(5)(B).

     (d) Transfer from an Individual Retirement Account or Individual Retirement Annuity. Depositor may make an opening contribution hereunder by directing the transfer of a cash amount from a custodian or trustee of an individual retirement account or individual retirement annuity to the Custodian be made for investment under this Agreement.

     (1) From IRA Funded with Deductible Contributions. Where no portion of such transferred amount is attributable to a distribution from an employees' trust, an employee annuity, an annuity contract or a U.S. retirement bond as described in Internal Revenue Code Sections 402(a)(5), 403(a)(4), 403(b)(8), 405(d)(3), or 409(b)(3)(C), Depositor warrants that the Depositor did not inherit the account or annuity, or if the Depositor did inherit the account or annuity, that Depositor is the surviving spouse of the individual for whose benefit the account was originally maintained or the annuity was originally purchased.

     (2) From IRA Funded with Distributions Attributable to an Employer Plan. With respect to any other transferred amount, Depositor:

          (A) agrees that no additional contributions will be made to the custodial account in which such contribution is deposited, except as otherwise permitted by Scudder Fund Distributors, Inc.;

          (B) that the entire amount of such transferred amount is attributable to a distribution from an employees' trust, an employee annuity, an annuity contract, a qualified bond purchase plan, or a U.S. retirement bond, as described in Internal Revenue Code Sections 402(a)(5), 403(a)(4), 403(b)(8), 405(d)(3), or 409(b)(3)(C), or other applicable law.

     (3) that if the transferred amount had been a rollover contribution, it would have complied with the requirements of subparagraph (b) or (c) above.

     4. Tax Reform Act of 1986.

     Notwithstanding anything to the contrary herein, the provisions of this agreement are to interpreted in accordance with the provisions of the Internal Revenue Code of 1986; to the extent any provision of this agreement conflicts with the provisions of the Internal revenue Code of 1986, it shall be deemed to have been amended in such manner as best preserves the original intent of the unamended provision of the agreement which also bringing the provision into compliance with the relevant provision(s) of the Internal Revenue Code of 1986.

     5. Custodian's Fees

     (a) Custodian shall be entitled to receive such reasonable fees with respect to the establishment and administration of this custodial account as are established by it from time to time.

     (b) Upon thirty (30) days prior written notice, Custodian may change its fee schedule.

     Custodian's fees, any income, gift, estate and inheritance taxes or other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the custodial account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by Custodian in the performance of its duties including fees for legal services rendered to Custodian, may be charged to the custodial account, with the right to liquidate Mutual Fund shares or other investments for this purpose, or (at Custodian's option) to the Depositor.

     6. Custodial Account

     (a) This Agreement shall take effect only when accepted and signed by Custodian. As directed, Custodian shall then open and maintain a separate custodial account for Depositor and invest the initial contribution hereunder in shares of the Mutual Fund(s) or other investments selected by Depositor in
Article IX Para. 1. "Mutual Fund" means a regulated investment company, which is defined in Internal Revenue Code Section 851(a) and which has been designated by Scudder Fund Distributors, Inc. (or its successors) as appropriate for investment hereunder.

     (b) Every subsequent contribution shall be invested in accordance with instructions authorized by Depositor indicating Depositor's choice of the Mutual Funds or other investments designated by Scudder Fund Distributors, Inc. (or its successors) as appropriate for investment hereunder. Depositor agrees that the listing shall not be construed as an endorsement by Custodian of the Mutual Funds or other investments in which contributions may be invested, final choice of which is in the sole discretion of Depositor. The Custodian does not undertake to render any investment advice whatsoever to Depositor; its sole duties are those prescribed in Article IX, para. 8(c).

     (c) The Custodian shall invest subsequent contributions as directed. However, if any such instructions authorized by Depositor are not received as required, or if received, are in the opinion of Custodian unclear, or if the accompanying contribution would cause the Depositor to exceed the maximum limitation on tax deductibility, Custodian may hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation or for other loss, and without liability for interest, pending receipt of written instructions or clarification.

     (d) All dividends and capital gains distributions received on shares of a Mutual Fund held in the custodial account shall (unless received in additional such shares) be reinvested in shares of that Mutual Fund, if available, which shall be credited to the account. If any distribution of such shares may be received at the election of the shareholder in additional such shares or in cash or other property, Custodian shall elect to receive it in additional such shares. All accumulations on account of other investments shall be reinvested in Depositor's custodial account.

     (e) All Mutual Fund shares or other investments acquired by Custodian hereunder shall be registered in the name of Custodian (with or without identifying Depositor) or its nominee. Custodian shall deliver, or cause to be executed and delivered, to Depositor all notices, prospectuses, financial statements, proxies, and proxy soliciting materials relating to such Mutual Funds shares or other investments held in the custodial account. Custodian shall not vote any such Mutual Fund shares or other investments except in accordance with any written instructions received from Depositor.

     7. Distributions

     (This paragraph 7 supplements Article IV on Scudder IRA Form 12-86 of the Agreement and must be read in conjunction with it.)

     (a) Distribution of the custodial account assets in accordance with Article IV shall be made in a manner set forth in subparagraph (c)(1) or (2), whichever applies, except as Article IV otherwise requires and at such time as Depositor (or Depositor's Beneficiary if Depositor is deceased) shall elect by written order to Custodian, provided that distribution (except for distribution on account of Depositor's disability or death, return of an "excess contribution" referred to in subparagraph (d) or a "rollover" from this account), must be no earlier than age 59 1/2 if Depositor wants to avoid an "early distribution additional tax" under Code section 408(f) or other applicable law. For that purpose, Depositor will be considered disabled if depositor can prove, as provided in Code section 72(m)(7), that Depositor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. Depositor's (or Depositor's Beneficiary if Depositor is deceased) will order distribution in the manner and at the time permitted or required by Article IV and this paragraph. Custodian assumes no responsibility for the tax treatment of any distribution from the custodial account; such responsibility accrues solely to the person ordering the distribution.

     (b) Custodian assumes (and shall have) no responsibility to make any distribution on order of Depositor (or Depositor's Beneficiary if Depositor is deceased) unless and until such order specifies the occasion for such distribution, the elected manner of distribution, and any declaration required by Article V. Also, before making any such distribution or before honoring any assignment of the custodial account. Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with an order which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and assumes no duty of further inquiry.

     (c) Upon receipt of a proper written order as required above, Custodian shall distribute the assets of the custodial account in cash or kind as follows:

     (1) Distribution to Depositor. If the distribution order calls for the custodial account to be paid to Depositor under Article IV then distribution shall be made in one or more of the following ways as specified in the order.

          (A) In a lump sum.

          (B) In installments pursuant to a cash withdrawal plan, provided that such a plan suitable for prearranging the distributions described in this subparagraph (B) is available for Custodian's use under the rules governing the investments held in the custodial account. A suitable cash withdrawal plan will provide for periodic liquidation of some of investments held in the custodial account to yield the cash necessary to pay each installment. Prior to January 1, 1985, a suitable cash withdrawal plan will provide for payment of installments over a period not longer than the life expectancy of Depositor or the joint life and last survivor expectancy of Depositor and Depositor's spouse. Subsequent to December 31, 1984, a suitable cash withdrawal plan will provide for payment of installments ratably over a period of not longer than the life expectancy of the Depositor or the joint life and last survivor expectancy of the Depositor and the Depositor's Beneficiary (as defined in subparagraph (c)(2) of this Para. 7) The file expectancies referred to in this Agreement shall be determined by using applicable Internal Revenue Service tables. The amount distributed each year shall be at least equal to the quotient obtained by dividing the entire custodial account remaining at the beginning of that year by the adjusted life expectancy of Depositor, the joint life and last survivor expectancy of Depositor and Depositor's spouse, or the joint life and last survivor expectancy of Depositor's Beneficiary (whichever is applicable). Prior to January 1, 1985, the life or joint life and last survivor expectancy used to calculate the minimum amount to be distributed in a given year shall be equal to the relevant expectancy as it was determined as of when Depositor attained age
          70 1/2 reduced by the number of whole years elapsed, if any, since Depositor attained age 70 1/2. Subsequent to December 31, 1984, the adjusted life or joint life and last survivor expectancy used to calculate the minimum amount to be distributed in a given year shall be at the

          Depositor's election, either determined by referring to the applicable Internal Revenue Service table and determining the relevant expectancy as of the particular year in question or by using a previously determined expectancy and reducing such expectancy by the number of whole years elapsed since it was determined. Notwithstanding any implication to the contrary in this subsection (B), no distribution need be made in any year, or a lesser amount may be distributed during such year, if the aggregate amounts distributed through the end of such year are at least equal t the aggregate of the minimum amounts required by the subparagraph (B) to have been distributed. Moreover, during Depositor's lifetime the entire custodial account remaining for distribution at any time under this subparagraph (B) may, pursuant to proper supplementary written order as specified above, be distributed to Depositor.

          (C) By the purchase and distribution of a single-premium contract meeting the requirements of Code section 408(b)(1), (3), (4) and, prior to January 1, 1985, (5) applicable to an "individual retirement annuity."

     (2) Distribution upon Death of Depositor or Depositor's Spouse. Prior to January 1, 1985, if Custodian receives a proper written order for distribution on account of the Depositor's death or the spouse's death, if distributions were being made to the spouse over the joint life and last survivor expectancy, Custodian shall distribute the then-remaining custodial account to Depositor's (or, if applicable, the spouse's) Beneficiary within five (5) years of Depositor's (or, if applicable, the spouse's) death either in a lump sum or installments; provided, however, that if distributions have already begun before Depositor's death for a specified term, then Custodian may instead continue to make the distribution in the same manner and without regard to the foregoing five-year limitation; provided further, that if Depositor's Beneficiary is Depositor's spouse and if Depositor's Beneficiary elects to treat the account as if Depositor's Beneficiary were the Depositor, then the Custodian may distribute the account as directed by the Depositor's Beneficiary as if such person were the Depositor and in accordance with Articles IV and IX. Subsequent to December 31, 1984, if Custodian receives a proper written order for distribution on account of the Depositor's death or the spouse's death, if distributions were being made to the Depositor's surviving spouse, then the Custodian shall distribute the then-remaining custodial account to the Depositor's (or, if applicable, the spouse's) Beneficiary over the life of the Depositor's (or, if applicable, the spouse's) Beneficiary; provided, however, that if distributions have already begun before Depositor's death for a specified term, Custodian shall continue to distribute the custodial account over a period at least as rapid as that specified term. The term "Depositor's Beneficiary" means the person or persons designated as such by the "designating person" (as defined below) on a form acceptable to Custodian for use in connection with the Agreement, signed by the designating person, and filed with the Custodian in accordance with this subparagraph (2). The form may name persons or estates to take upon the contingency of survival. However, the term "Depositor's Beneficiary" means the designating person's estate to the extent no such designation on such a form effectively disposes of the custodial account as of when such distribution is to commence. Moreover, a form shall not become effective for that purpose until it is file with the Custodian during the lifetime of the designating person. The form last accepted by Custodian before such distribution is to commence, upon becoming effective during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the custodial account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means Depositor; after Depositor's death, it also means the person or persons (other that Depositor's estate) who begin to receive a portion of the custodial account pursuant to such a designation by Depositor, and designations by such a person shall relate solely to the balance of that portion remaining in the custodial account as of when distribution pursuant to a designation by that person is to commence. The Custodian shall accept all such forms only in the Commonwealth of Massachusetts, and the shall be considered part of this Agreement for purposes of Article IX, para. 13(c).

     (3) Any annuity which Custodian is to purchase and distribute under this Agreement may be fixed or variable, but Custodian shall not be required to distribute in that manner unless the premium for that annuity is at least $1,000.

     (4) Depositor's Beneficiary shall not have the right or power to anticipate any part of the custodial account or to sell, assign, transfer, pledge or hypothecate any part thereof. The custodial account shall not be liable for the debts of Depositor's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereto.

     (d) If during a taxable year under Article I a total amount is contributed which exceeds the amount deductible for that year, either because such amount exceeds the tax-deductible limits specified in the Internal Revenue Code, or because of attainment of age 70 1/2 in that year, or for some other reason, then upon receiving written notice specifying the year in question, the amount of the excess, the reason it is an excess, and the amount of net income in the custodial account attributable to such excess -- Custodian shall distribute cash to Depositor in an amount equal to the sum of such excess and earnings. If the excess contribution did not arise because of attainment of age 70 1/2, then (in Custodian's discretion unless otherwise instructed by Depositor) in lieu of being distributed, said sum shall be treated by Depositor as a contribution in the then current or a succeeding taxable year, in accordance with applicable. Law.

     8. Additional Provisions Regarding the Custodian

     (a) When and after distributions of the custodial account to Depositor's Beneficiary commence, all right and obligations assigned to Depositor by provisions of this Agreement shall inure to, and be enjoyed and exercised by, Depositor's Beneficiary instead of Depositor, shall not be responsible for treating such person's predecessor to such rights and obligations as still possessing the same.

     (b) Custodian shall keep adequate records of transactions it is required to perform hereunder. Not later than sixty (60) days after the close of each calendar year or after the Custodian's resignation or removal pursuant to
Article IX, para. 10(a) Custodian shall render to Depositor a written report or reports reflecting the transactions effected by it during such period and the assets of the custodial account at the close of the period. Sixty (60) days after rendering such report(s), Custodian shall be forever released and discharged from all liability and accountability to anyone with respect to its acts and transactions shown in or reflected by such report(s), except with respect to those as to which the recipient of such report(s) shall have filed written objections with the Custodian within the latter such sixty-day period.

     (c) Custodian shall be an agent for Depositor to receive and invest contributions as authorized by Depositor, hold and distribute such investments, and keep adequate records and report thereon, all in accordance with this Agreement. The parties do not intend to confer any fiduciary duties on Custodian, and none shall be implied. Custodian may perform any of its administrative duties through other persons designated by Custodian from time to time, except that Mutual Fund shares or other investments must be registered as stated in para. 6(e) of this Article IX; and Custodian intends initially to delegate all such duties to Boston Financial Data Services, Inc., which is partially owned by Custodian's parent company; but no such delegation or future change therein shall be considered as an amendment to this Agreement. Custodian shall not be liable (and assumes no responsibility) for the collection of contributions, the deductibility of any contribution or its propriety under this Agreement, or the purpose or propriety of any distribution ordered in accordance with Article IX, para. 7, or made in accordance with Article IX, para. 12, which matters are the sole responsibility of Depositor and Depositor's Beneficiary.

     (d) Depositor shall always fully indemnify Custodian and save it harmless from any and all liability whatsoever which may arise either (1) in connection with this Agreement and matters which it contemplates, except that which arises due to Custodian's negligence or willful misconduct, or (2) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with both Article IV and para. 7(a) and (b) of Article IX. Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by Custodian and Depositor, and unless fully indemnified for so doing to Custodian's satisfaction.

     (e) Custodian may conclusively rely upon and shall be protected in acting upon any written order from or authorized by Depositor or Depositor's Beneficiary or any other notice, request, consent, certificate or other instrument, paper, or other communication believed by it to be genuine and to have been issued in proper from and with proper authority, and, so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon.

     9. Amendment

     (This paragraph 9 supplements Article VIII on Scudder IRA From 12-86 of the Agreement and must be read in conjunction with it.)

     (a) Depositor retains the right to amend this Agreement in any respect at any time, effective on a stated date which shall be at least sixty (60) days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail unless Custodian waives such notice as to that amendment. If Custodian does not wish to continue serving in that capacity under this Agreement as so amended, it may resign in accordance with
Article IX, para. 10. Depositor also delegates, to the distributor (principal underwriter) of a plurality of the Mutual Funds described in Article IX, para. 6(b), Depositor's right so to amend, including retroactively, as necessary or appropriate in the opinion of counsel satisfactory to the distributor, in order to conform with pertinent provisions of the Code and other laws or successor provisions of law or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master plan (when one becomes available) for investment in shares of such Mutual Funds or other investments, or as otherwise may be advisable in the opinion of such counsel, provided the distributor amends in the same manner all agreements comparable to this one, having the same Custodian, permitting investment in shares of such Mutual Funds or other investments, and under which such power has been delegated to it. Such an amendment by the distributor shall be communicated in writing to Depositor and Custodian, and Depositor shall be deemed to have consented thereto unless, within thirty (30) days after such communication to Depositor is mailed. Depositor either (1) gives Custodian a proper written order for a lump-sum distribution of the custodial account, or (2) removes Custodian and simultaneously appoints a Successor Custodian under Article IX, para. 10.

     (b) This paragraph 9 shall not be construed to restrict Custodian's freedom to agree with distributors of Mutual Fund shares, or others, upon the terms by which shares of additional Mutual Funds or other investments may be chosen for investment as contemplated in Article IX, para. 6(b), or Custodian's freedom to change fee schedules in the manner approved by Article IX, para. 5(b), and no such agreement or change shall be deemed to be an amendment of this Agreement.

     10. Resignation or Removal of Custodian

     (a) Custodian may resign at any time upon at least thirty (30) days prior notice in writing to Depositor, and may be removed by Depositor at any time upon at least thirty (30) days prior notice in writing to Custodian. Upon such resignation or removal, Depositor shall appoint a Successor Custodian to serve under this Agreement. Upon receipt by Custodian of written acceptance of such appointment by the Successor Custodian, Custodian shall transfer to such Successor the assets of the custodial account and all necessary records (or copies thereof) pertaining thereto, provided that (if so requested by Custodian) any Successor Custodian agrees not to dispose of any such records without Custodian's consent. Custodian is authorized, however, to reserve such a portion of such assets as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the Successor Custodian.

     (b) If within thirty (30) days after Custodian's resignation or removal or such longer time as Custodian may agree to, Depositor has not appointed a Successor Custodian which has accepted such appointment, Custodian shall terminate the custodial account pursuant to Article IX, para. 11, unless within that time the distributor referred to in Article IX, para. 9(a) appoints such Successor and gives written notice thereof to Depositor and Custodian.

     (c) Custodian shall not be liable for the acts or omissions of such Successor.

     (d) The Custodian, and every Successor Custodian appointed to serve under this Agreement, must be a bank as defined in Code section 408(n) or such other person who qualifies to serve in the manner prescribed by Code section 408(a)(2) and satisfies the Depositor, distributor, or Custodian, upon request, as to such qualification.

     (e) After Custodian has transferred the custodian account assets (including any reserve balance as contemplated above) to the Successor Custodian, Custodian shall be relieved of all further liability with respect to this Agreement, the custodial account, and the assets thereof.

     11. Termination of Account

     (a) Custodian shall terminate the custodial account if, within the time specified in Article IX, para. 10(b), after Custodian's resignation or removal, neither Depositor nor the distributor has appointed a Successor Custodian which has accepted such appointment. Termination of the custodial account shall be effected by distributing all assets thereof in a lump sum in cash or in kind to Depositor subject to Custodian's right to reserve funds as provided in Article IX, para. 10(a)

     (b) Upon termination of the custodial account, this Agreement shall terminate and have no further force and effect, and Custodian shall be relieved from all further liability with respect to this Agreement, the custodial account, and all assets thereof so distributed.

     12. Liquidation of Account

     (a) Notwithstanding anything contained in this Agreement to the contrary, Scudder Fund Distributors, Inc. shall have the right to direct Custodian, by written order to Custodian, to liquidate the custodial account if the value of the account at the time of such written order is less than a minimum value established on a non-discriminatory basis from time to time by Scudder Fund Distributors, Inc., and upon receipt of such written order (which Scudder Fund Distributors, Inc. shall have no duty to make and which, if made, may be made with respect to any specified accounts as to which it may be made applicable singly or to all accounts as to which it may be made applicable as a group), Custodian shall forthwith proceed to liquidate the custodial account by distributing all assets thereof in a lump sum in cash or in kind to Depositor, subject to Custodian's right to reserve such a portion of such assets as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the custodial account or on or against Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to Depositor.

     (b) Neither Scudder Fund Distributors, Inc. nor Custodian shall be liable for, or in any way responsible with respect to, any penalty or any other loss incurred by any person with respect to a distribution made hereunder and upon liquidation of the custodial account as aforesaid, this Agreement shall terminate and have no further force and effect, and Custodian and Scudder Fund Distributors, Inc. shall be relieved from all further liability with respect to this Agreement, the custodial account, and all assets thereof so distributed.

13. Miscellaneous

     (a) References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time hereafter, including successors to such sections.

     (b) Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on Custodian's records.

     (c) This agreement is accepted by Custodian in, and shall be construed and administered in accordance with the laws of the Commonwealth of Massachusetts. This Agreement is intended to qualify under section 408 of the Code as an Individual Retirement Account and for the Retirement Savings deduction under section 219 of the Code, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent. However, neither the Custodian, nor any Mutual Fund (or company associated therewith) shall be responsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor's attorney for any such assurances.

CUSTODIAN
DISCLOSURE STATEMENT

     The following information is being provided to you by the State Street Bank and Trust Company, the Custodian of the Scudder Individual Retirement Accounts, in accordance with the requirements of the Internal Revenue Service. Please read it together with the Individual Retirement Plan and the prospectus for the shares of each Mutual Fund selected by you for the investment of your contributions to that plan, copies of which you should have already received from the distributor of those shares. The provisions of the Plan and prospectus must prevail over this statement in any instance where the statement is incomplete or appears to conflict.

     The Employee Retirement Income Security Act of 1974 has provided an entirely new program that may enable you to plan for your retirement by creating a "retirement plan" with federally tax-deductible dollars. This federal income tax deduction is available even if you do not otherwise itemize your deductions. In addition, any earnings on the assets held in your individual retirement account will not be subject to federal income tax until you actually begin to receive a distribution from your account. The state income tax treatment of your account may differ, and details should be available from your state taxing authority or your own tax adviser.

     As with most other laws that provide special tax treatment, there are certain restrictions and limitations involved with respect to your individual retirement account:

     1. Only a limited amount of savings can qualify for the preferential tax treatment -- 100% of your compensation or earning from self-employment up to an annual maximum of $2,000.

          Under certain conditions, an individual and his or her unemployed spouse, or each employed spouse with less that $250 of earnings, may each open an IRA.

          Annual deductions for contributions are allowable if a joint income tax return is filed and the deductions are limited to the lesser of 100% of the employed spouse's wages or $2,250, and the amount contributed to either individual retirement account may not exceed $2,000.

          In the case of an individual retirement account which meets the requirements of a so-called Simplified Employee Pension Plan, an employer may contribute a deductible amount equal to 15% of the employee's compensation up to an annual maximum of $30,000. The amount of such contribution is includible in the employee's income as wages (for federal income tax purposes) but is deductible by him or her. The employee is also allowed an annual deduction for his or her own individual retirement account contributions limited to the lesser of 100% of the employee's compensation or $2,000.

          There is a 6% penalty tax on any so-called "excess contribution" if you make one, that is, on the portion of a contribution made to your IRA in excess of the amount which can be currently deducted. Some examples of when this can occur are when you make a contribution to your IRA in excess of the allowable deduction limitations, or you contribute during or after the calendar year in which you reach
          70 1/2. The 6% penalty tax on any "excess contribution" also attaches for each following year until the excess is withdrawn or used up. If an excess contribution plus earnings on it is withdrawn before the time for filing the individual's tax return for the year of the contribution (including extensions), there will be no 6% penalty tax. The amount with-drawn will not be considered a premature distribution nor taxed as ordinary income, except the earnings withdrawn will be included in the income of the taxpayer. In addition, in certain cases an excess contribution may be withdrawn after the time for filing the individual's tax return without resulting in taxable income to the individual. Also, excess contributions for one year may be carried forward and deducted in the next year.

     2. Contributions must be made to a Trust or Custodial Account in which the Trustee/Custodian is either a bank or such other person who has been approved by the Secretary of the Treasury. No part of your contribution may be invested in life insurance or be commingled with other property, except in a common trust fund or common investment fund.

     3. No deduction is allowed for (a) contributions other than in cash; (b) contributions (other than those by an employer to a Simplified Employee Pension Plan) made during your calendar year in which you attain age 70 1/2 or thereafter; or (c) for any amount you contribute which was a distribution from another retirement plan ("rollover" contribution). However, the limitations in paragraph 1 do not apply to such rollovers.

     4. Individuals receiving compensation may establish their own individual retirement accounts even if they are already covered under tax-qualified plans (including Keogh plans for self-employed individuals), government plans, or certain annuities.

     5.   Your interest in the account must be nonforfeitable at all times.

     6. An individual is allowed to transfer, or rollover, such individual's investment in one type of individual retirement plan to another without any tax liability. Also, under certain conditions, an individual may roll over (tax-free) a distribution received from a qualified plan or a tax-sheltered annuity. However, strict limitations apply to such rollover, and you should seek competent tax advice in order to comply with all the rules governing rollovers.

     7. Since the purpose of the IRA savings plan is to accumulate funds for retirement, your receipt or use of any portion of this account (for example, as collateral for a loan) before you attain age 59 1/2 would be considered as an early distribution unless the distribution is a result of death or disability. The amount of an early distribution would be includable in your gross income and could also subject you to a penalty tax equal to 10% of the distribution unless you transfer it to another IRA under circumstances whereby it qualifies as a rollover.

     8. If you or your beneficiary were to engage in any prohibited transaction (such as any sale, exchange or leasing of any property between you and the account, or any interference with the independent status of the account) then the account would lose its exemption from tax and be treated as having been distributed to you. The value of the entire account would be includable in your gross income, and if you were then under age 59 1/2, you would also be subject to the 10% penalty tax on early distributions.

     9. Your entire interest in your account must be distributed, or begin to be distributed, to you no later than the first April 1st of the year following the later of the year in which you attain age 70 1/2. Distribution may be made at one in a lump sum or it may be made in installments. However, installment payments cannot be scheduled to be made over a period which extends beyond your life expectancy (as determined annually) or the joint life and last survivor expectancy of you and the beneficiary you designate (as determined annually, if that beneficiary is you spouse). However, where the beneficiary is other than the spouse, the value of the expected distributions to you, determined at the time distributions commence, must equal at least 50% of the total value at that time. If the amount distributed during a calendar year is less than the minimum amount required to be distributed, the recipient would be subject to a penalty tax equal to 50% of the difference between the amount required to be distributed and the amount actually distributed. If you die before the entire interest is distributed to you, but after you have begun to receive distributions, your entire account must be distributed to your beneficiary over a period no longer than the last determined life expectancy or life and last survivor expectancy over which your account was being distributed prior to your death. If you die before the entire interest has begun to be distributed to you and your spouse is your beneficiary, distributions to your spouse must either (a) be completed within 5 years of your death or (b) commence before the later of one year after your death or the date on which you would have attained age 70 1/2, and continue over his or her life or a period not exceeding his or her life expectancy. If you die before the entire interest has begun to be distributed to you and your spouse is not your beneficiary, distributions to your beneficiary must either (a) be completed within five years of your death and continue over your beneficiary's life or a period not exceeding his or her life expectancy.

     10. Amounts distributed to you are includable in your gross income when you receive them and are taxable as ordinary income without any special lump-sum distribution privileges. However, normal four-year income averaging may be available.

     11. You must file Treasury Form 5329 with the Internal Revenue Service for each calendar year during which there is an excess contribution, premature distribution, or during which there is an insufficient distribution as referred to in paragraph 9.

     12. The Individual Retirement Account Plan has been approved as to form by the Internal Revenue Service. This approval is a determination only as to the form of the account and does not represent a determination of the merits of such account.

     13. Information about the shares of each mutual fund available for investment by your individual retirement account must be furnished to you in the form of a prospectus governed by the rules of the Securities and Exchange Commission. Please refer to the prospectus for detailed information concerning your mutual fund. Growth in the value of your account cannot be guaranteed or projected. However, the income and operating expenses of a mutual fund will affect the value of its shares, and hence the value of your account, as does any increase or decrease in the value of the assets of the mutual fund. The fund's prospectus contains information regarding current income and expenses of your mutual fund.

          Fees and other expenses of maintaining your account may be charged to you or your account. The Custodian's fee schedule is referred to in
          Article IX of the Plan document and is distributed to you with it.

     14. The information contained in this Disclosure Statement and the terms of the related Custodial Account agreement are applicable to Individual Retirement Accounts set up, and contributions made, with respect to the 1986 calendar year. Effective January 1, 1987, the law with regard to the establishment, maintenance and termination of Individual Retirement Accounts has been substantially modified. For example, a married individual will only be able to make a fully deductible contribution to his or her account (an amount equal to the lesser of his or her compensation or earnings from self-employment, or $2,000) if the married couple files a joint Federal income tax return and they satisfy either of the following standards: (a) their combined adjusted gross income is less than $40,000 or (b) neither spouse actively participates in an employer-sponsored retirement plan. A single individual will be subject to similar rules except that the adjusted gross income limit is $25,000. Married couples and single individuals who do not satisfy the active-participant standard and whose adjusted gross incomes exceed the applicable limit by not more than $10,000 will be eligible to make limited deductible Individual Retirement Account contributions. Generally speaking, for every $5 by which a couple's or single individual's adjusted gross income exceeds the applicable limit, the $2,000 cap on the amount of deductible contributions is reduced by $1. Individuals who are not eligible to make fully deductible Retirement Account contributions will be permitted to make nondeductible contributions equal to the difference between (a) the lesser of his or her compensation or earnings from self-employment, or $2,000, minus (b) the maximum amount the individual is permitted to contribute on a deductible basis. Earnings on both deductible and non-deductible contributions will accumulate on a tax-deferred basis.

     If you have not received this Disclosure Statement at least seven calendar days before the establishment of your Individual Retirement Account, you have the right to revoke your Individual Retirement Account during the seven calendar day period following the establishment of it. In order to so revoke your Individual Retirement Account, you must do so in writing and you must mail or deliver your revocation to Scudder Fund Distributors, Inc., 175 Federal Street, Retirement Plan Services, Boston, MA 02110. If your revocation is mailed, the date of the postmark (or the date of certification or registration if sent by certified or registered mail) will be considered your revocation date. If you so revoke your individual retirement account during the seven-day period, the entire amount of your account, without any adjustments (for items such as administrative expenses, fees, or fluctuation in market value) will be returned to you.

     You may obtain further information from any district office of the Internal Revenue Service.

Scudder
[Logo} IRA Portfolio

12-8-28 (c) Scudder Fund Distributors, Inc.

                                SCUDDER IRA-SEP

                 HOW TO ADOPT THE IRS MODEL SEP (FORM 5305-SEP)

EMPLOYERS

     1.   Complete Form 5305-SEP

          a.   Fill in employer name.

          b.   Fill in eligibility requirements.

          c. Sign and date the form and retain the original for your files. Send a copy of the completed form to:

                    The Scudder Funds
                    175 Federal Street
                    Boston, MA 02110
                    Attn: L. Thompson

               Do not send a copy to the IRS.

     2. Provide each eligible employee with a copy of the completed Form 5305-SEP (including the agreement form, instructions, and questions and answers).

     3. Contact Scudder for employee IRA kits. Call toll-free at 1-800-225-2470.

     4.   Make timely contributions to your employees' IRAs.

     IMPORTANT

     Your adoption of the IRS Model SEP will not be effective until you have given all eligible employees copies of the completed Form 5305-SEP and all eligible employees have adopted their own IRAs.

EMPLOYEES

     1. Eligible employees must adopt their own Individual Retirement Accounts. Employees can obtain information about the Scudder IRA from you, the employer, or by calling Scudder's toll-free number listed above.

     2. Eligible employees should notify you when they open their IRAs and give you instructions for depositing SEP contributions to their accounts.

                                                                         35-3-97

Form 5305-SEP                                              OMB No. 1545-0499
(Rev January 1987)                                         Expires 10-31-88
Department of the Treasury                                 -----------------
Internal Revenue Service                                   Do NOT File with
                                                           Internal Revenue
                                                           Service

                     Simplified Employee Pension-Individual
                   Retirement Accounts Contribution Agreement
              (Under Section 408(k) of the Internal Revenue Code)

--------------------------------------------------------------------------------

(Business name--employer) makes the following agreement under the terms of section 408(k) of the Internal Revenue Code and the instructions to this form.

     The employer agrees to provide for discretionary contribution in each calendar year to the Individual Retirement Accounts or Individual Retirement Annuities (IRA's) of all eligible employees who are at least _____ years old (not over 21 years old)(see instruction "Who May Participate") and worked in at least ____ years (not over 3 years) of the immediately preceding 5 years (see instruction "Who May Participate"). This |_| includes |_| does not include employees covered under a collective bargaining agreement and |_| includes |_| does not include employees whose total compensation during the year is less than $300.

     The employer agrees that contributions made on behalf of each eligible employee will:

o Be made only on the first $200,000 of compensation (as adjusted per Code section 408(k)(3)(C)).

o Be made in an amount that is the same percentage of total compensation for every employee.

o Be limited to the smaller of $30,000 (or if greater, 1/4 of the dollar limitation in effect under section 415(b)(1)(A)) or 15% of compensation.

o Be paid to the employee's IRA trustee, custodian, or insurance company (for an annuity contract).

___________________________________                    ____________________
Signature of employer                                          Date

___________________________________
By

--------------------------------------------------------------------------------

Instructions for the Employer

(Section references are to the Internal Revenue Code, unless otherwise noted.)

Paperwork Reduction Act Notice. -- The Paperwork Reduction Act of 1980 says we must tell you why we are collecting this information, how it is to be used, and whether you have to give it to us. The information is used to determine if you are entitled to a deduction for contributions made to a SEP. Your completing this form is only required if you want to establish a Model SEP.

Purpose of Form. -- Form 5305-SEP (Model SEP) is used by an employer to make an agreement to provide benefits to all employees under a Simplified Employee Pension (SEP) plan described in section 408(k). This form is NOT to be filed with IRS.

What is a SEP Plan? -- A SEP provides an employer with a simplified way to make contributions toward an employee's retirement income. Under a SEP, the employer is permitted to contribute a certain amount (see below) to an employee's Individual Retirement Account or Individual Retirement Annuity (IRA's). The employer makes contributions directly to an IRA set up by an employee with a bank, insurance company, or other qualified financial institution. When using this form to establish a SEP, the IRA must be a model IRA established on an IRS form or a master or prototype IRA for which IRS has issued a favorable opinion letter. Making the agreement on Form 5305-SEP does not establish an employer IRA as described under section 408(c).

     This form may not be used by an employer who:

o    Currently maintains any other qualified retirement plan.

o    Has maintained in the past a defined benefit plan, even if now terminated.

o    Has any eligible employees for whom IRA's have not been established.

o    Uses the services of leased employees (as described in section 414(n)).

o Is a member of an affiliated service group (as described in section 414(m)), a controlled group of corporations (as described in section 414(b)), or trades or businesses under common control (as described in section 414(c)), UNLESS all eligible employees of all the members of such groups, trades, or businesses, participate under the SEP.

o This form should only be used if the employer will pay the cost of the SEP contributions. This form is not suitable for a SEP that provides for contributions at the election of the employee whether or not made pursuant to a salary reduction agreement.

Who May Participate. -- Any employee who is at least 21 years old and has performed "service" for you in at least 3 years of the immediately preceding 5 years must be permitted to participate in the SEP. However, you may establish less restrictive eligibility requirements if you choose. "Service" is any work performed for you for any period of time, however short. Further, if you are a member of an affiliated service group, a controlled group of corporations, or trades or businesses under common control, "service" includes any work performed for any period of time for any other member of such group, trades, or businesses. Generally, to make the agreement, all eligible employees (including all eligible employees, if any, of other members of an affiliated service group, a controlled group of corporations, or trades or businesses under common control) must participate in the plan. However, employees covered under a collective bargaining agreement and certain nonresident aliens may be excluded if section 410(b)(3)(A) or 410(b)(3)(C) applies to them. Employees whose total compensation for the year is less than $300 may be excluded.

Amount of Contributions. -- You are not required to make any contributions to an employee's SEP-IRA in a given year. However, if you do make contributions, you must make them to the IRA's of all eligible employees, whether or not they are still employed at the time contributions are made. The contributions made must be the same percentage of each employee's total compensation (up to a maximum compensation base of $200,000 as adjusted per section 408(k)(3)(C) for cost of living changes). The contributions you make in a year for any one employee may not be more than the smaller of $30,000 or 15% of that employee's total compensation (figured without considering the SEP-IRA contributions).

     For this purpose, compensation includes:

o Amounts received for personal services actually performed (see section 1.219-1(c) of the Income Tax Regulations); and

o    Earned income defined under section 401(c)(2).

     In making contributions, you may not discriminate in favor of any employee who is highly compensated.

     Under this form you may not integrate your SEP contributions with, or offset them by, contributions made under the Federal Insurance Contributors Act
(FICA).

     Currently, employers who have established a SEP using this agreement and have provided each participant with a copy of this form, including the questions and answers, are not required to file the annual information returns, Forms 5500, 5500-C, 5500-R, or 5500EZ for the SEP.

Form 5305-SEP (Rev 1-87)                                                  Page 2
--------------------------------------------------------------------------------

Deducting Contributions. -- You may deduct all contributions to a SEP subject to the limitations of section 404(h). This SEP is maintained on a calendar year basis and contributions to the SEP are deductible for your taxable year with or within which the calendar year ends. Contributions made for a particular taxable year and contributed by the due date of your income tax return (including extensions) shall be deemed made in that taxable year.

Making the Agreement. -- This agreement is considered made when (1) IRA's have been established for all of your eligible employees, (2) your have completed al blanks on the agreement form without modification, and (3) your have given all your eligible employees copies of the agreement form, instructions, and questions and answers.

     Keep the agreement form with your records; do not file it with IRS.

Information for the Employee

The information provided explains what a Simplified Employee Pension plan is, how contributions are made, and how to treat your employer's contributions for tax purposes.

     Please read the questions and answers carefully. For more specific information, also see the agreement form and instructions to your employer on this form.

Questions and Answers

     1. Q. What is a Simplified Employee Pension, or SEP?

     A. A SEP is a retirement income arrangement under which your employer may contribute any amount each year up to the smaller of $30,000 or 15% of your compensation into your own Individual Retirement Account/Annuity (IRA).

     Your employer will provide you with a copy of the agreement containing participation requirements and a description of the basis upon which employer contributions may be made to your IRA.

     All amounts contributed to your IRA by your employer belong to you, even after you separate from service with that employer.

     The $30,000 limitation referred to above may be increased by 1/4 of the dollar limitation in effect under section 415(b)(1)(A).

     2. Q. Must my employer contribute to my IRA under the SEP?

     A. Whether or not your employer makes a contribution to the SEP is entirely within the employer's discretion. If a contribution is made under the SEP, it must be allocated to all the eligible employees according to the SEP agreement. The Model SEP specifies that the contribution on behalf of each eligible employee will be the same percentage of compensation (excluding compensation higher than $200,000) for all employees.

     3. Q. How much may my employer contribute to my SEP-IRA in any year?

     A. Under the Model SEP (Form 5305-SEP) that your employer has adopted, your employer will determine the amount of contribution to be made to your IRA each year. However, the contribution for any year is limited to the smaller of $30,000 or 15% of your compensation for that year. The compensation used to determine this limit does not include any amount which is contributed by your employer to your IRA under the SEP. The agreement does not require an employer to maintain a particular level of contributions. It is possible that for a given year no employer contribution will be made on an employee's behalf.

     Also see Question 5.

     4. Q. How do I treat my employer's SEP contributions for my taxes?

     A. The amount your employer contributes for years beginning after 1986 is excludable from your gross income subject to certain limitations including the lesser of $30,000 or 15% of compensation mentioned in 1.a. above and is not includable as taxable wages on your Form W-2.

     5. Q. May I also contribute to my IRA if I am a participant in a SEP?

     A. Yes. You may still contribute the lesser of $2,000 or 100% of your compensation to an IRA. However, the amount which is deductible is subject to various limitations.

     Also see Question 11.

     6. Q. Are there any restrictions on the IRA I select to deposit my SEP contributions in?

     A. Under the Model SEP that is approved by IRS, contributions must be made to either a Model IRA which is executed on an IRS form or a master or prototype IRA for which IRS has issued a favorable opinion letter.

     7. Q. What if I don't want a SEP-IRA?

     A. Your employer may require that you become a participant in such an arrangement as a condition of employment. However, if the employer does not require all eligible employees to become participants and an eligible employee elects not to participate, all other employees of the same employer may be prohibited from entering into a SEP-IRA arrangement with that employer. If one or more eligible employees do not participate and the employer attempts to establish a SEP-IRA agreement with the remaining employees, the resulting arrangement may result in adverse tax consequences to the participating employees.

     8. Q. Can I move funds from my SEP-IRA to another tax-sheltered IRA?

     A. Yes, it is permissible for you to withdraw, or receive, funds from your SEP-IRA, and no more than 60 days later, place such funds in another IRA, or SEP-IRA. This is called a "rollover" and may not be done without penalty more frequently than at one-year intervals. However, there are no restrictions on the number of times you may make "transfers" if you arrange to have such funds transferred between the trustees, so that you never have possession.

     9. Q. What happens if I withdraw my employer's contribution from my IRA?

     A. If you don't want to leave the employer's contribution in your IRA, you may withdraw it at any time, but any amount withdrawn is includable in you income. Also, if withdrawals occur before attainment of age 59 1/2, and not on account of death or disability, you may be subject to a penalty tax.

     10. Q. May I participate in a SEP even though I'm covered by another plan?

     A. An employer may not adopt this IRS Model SEP (Form 5305-SEP) if the employer maintains another qualified retirement plan or has ever maintained a qualified defined benefit plan. However, if you work for several employers you may be covered by a SEP of one employer and a different SEP or pension or profit-sharing plan of another employer.

     Also see Questions 11 and 12.

     11. Q. What happens if too much is contributed to my SEP-IRA in one year?

     A. Any contribution that is more than the yearly limitations may be withdrawn without penalty by the due date (plus extensions) for filing your tax return (normally April 15th) but is includable in your gross income. Excess contributions left in your SEP-IRA account after that time are subject to a 6% excise tax. Withdrawals of those contributions may be taxed as premature withdrawals.

     Also see Question 10.

     12. Q. Do I need to file any additional forms with IRS because I participate in a SEP?

     A. No.

     13. Q. Is my employer required to provide me with information about SEP-IRA's and the SEP agreement?

     A. Yes, your employer must provide you with a copy of the executed SEP agreement (Form 5305-SEP), these Questions and Answers, and provide a statement each year showing any contribution to your IRA.

     Also see Question 4.

     14. Q. Is the financial institution where I establish my IRA also required to provide me with information?

     A. Yes, it must provide you with a disclosure statement which contains the following items of information in plain, nontechnical language

     (1) the statutory requirements which relate to your IRA;

     (2) the tax consequences which follow the exercise of various options and what those options are;

     (3) participation eligibility rules and rules on the deductiblity and nondeductibility of retirement savings;

     (4) the circumstances and procedures under which you may revoke your IRA, including the name, address, and telephone number of the person designated to receive notice of revocation (this explanation must be prominently displayed at the beginning of the disclosure statement);

     (5) explanations of when penalties may be assessed against you because of specified prohibited or penalized activities concerning your IRA; and

     (6) financial disclosure information which

          (a) either projects value growth rates of your IRA under various contribution and retirement schedules, or describes the method of computing and allocating annual earnings and charges which may be assessed;

          (b) describes whether, and for what period, the growth projections for the plan are guaranteed, or a statement of the earnings rate and terms on which the projection is based;

          (c) states the sales commission to be charged in each year expressed as a percentage of $1,000, and

          (d) states the proportional amount of any nondeductible life insurance which ma be a feature of your IRA.

     See Publication 590, Individual Retirement Arrangements (IRA's), available at most IRS offices for a more complete explanation of the disclosure requirements.

     In addition to this disclosure statement, the financial institution is required to provide you with a financial statement each year. It may be necessary to retain and refer to statements for more than one year in order to evaluate the investment performance of the IRA and in order that you will know how to report IRA distributions for tax purposes.

            (c) U.S. Government Printing Offices: 1987-201-993/60175

Scudder IRA Application
&
IRA Transfer Request
for ...

--------------------------------------------


--------------------------------------------

Return these forms to:

Scudder Fund Distributors, Inc.
P.O. Box 2291
Boston, MA 02107-2291

It's easy to open a Scudder IRA. Just complete the Scudder IRA Application and return it in the enclosed postage-paid envelope today.

     A Few Tips

o    Please make check(s) payable to "Scudder Funds."

o You have two forms--an IRA Application and an IRA Transfer Request. Please do not separate them, even if you use only one.

o Please fill out each section carefully, preferably in print or type. This helps us avoid any delays in processing your Application.

o Please be sure to sign your name exactly as it appears in your Account Registration (Part 1).

o If you are transferring IRA assets from another IRA sponsor, please fill out the attached IRA Transfer Request form and return it along with your Application and a check for any investment you may be making at this time.

     If you already have a Scudder IRA, complete only the IRA Transfer Request form.


     Please return this form today. It will only take a few minutes and will let us put your money to work for you that much sooner!

Scudder
[Logo] IRA Portfolio                                               Application

                          1. IRA Account Registration

____________________________________         _______________________________
Name                                         Social Security Number
____________________________________         (___)__________________________
Address                                      Daytime Phone
_______________________ _____ ______         ____/____/____
City                    State Zip            Date of Birth

                         2. Type of IRA & Fund Choices

|_|  New IRA. $2000 maximum per year. Contribution for tax year 198__.

|_| Transfer IRA. IRA assets transferred directly from your present custodian to Scudder. If the transfer establishes your first Scudder IRA, please complete this Application and an IRA Transfer Request making sure to indicate fund(s) choices on both forms. If transferring to an existing Scudder IRA, complete only the IRA Transfer Request. A separate Transfer Request must be completed for each IRA being transferred.

|_|  Rollover IRA. (check one)

     |_|  Assets distributed from an employer-sponsored retirement plan.

     or

     |_| 60-day Rollover. You have taken receipt of your IRA assets from another institution and are enclosing a check for part or all of these funds.

The minimum initial investment is $240.

If you choose more than one fund, the minimum initial investment is $500 for each fund.

$ Amount

                  Money Market Funds
_______________    Cash Investment Trust
_______________    Government Money Fund

                  Income Funds
_______________    GNMA Fund
_______________    Income Fund
                   Target Fund (multi-Portfolios)
_______________     U.S. Government 1990
_______________     General 19_____________
                              Maturity year

                   U.S. Gov't. Zero Coupon
_______________     Target Fund __________
                                Maturity year

                  Growth & Income Funds
_______________    Equity Income Fund
_______________    Growth and Income Fund

                  Growth Funds
_______________    Japan Fund
_______________    Capital Growth Fund
_______________    Development Fund
_______________    Global Fund
_______________    International Fund

$                 Total
===============

                   3. Designation of Beneficiary & Signatures
      (Please be sure to sign your name exactly as it appears in Part 1.)

The following person(s) are to receive the balance of my IRA assets upon my death. This designation revokes any previous one I may have filed with the Custodian. (Provide name(s), address(es), and Social Security Number(s).)

______________________________________

______________________________________

______________________________________

Any resident of a Community Property State who designates a spouse as primary beneficiary and others as contingent beneficiaries, or designates more than half the distribution to beneficiaries other than a spouse, must obtain the spouse's consent.

     Spouse's
     consent   X________________________________        _________________
               Signature                               Date

I hereby designate the beneficiaries listed and adopt with the custodian this Scudder Individual Retirement Account agreement which uses the language of IRS Form 5305-A. Once the Custodian acknowledges receipt of this form by mail, it shall be deemed accepted, and therefore, effective as of the date I signed it. I have received and read the Scudder IRA plan and the prospectus(es) of the fund(s) selected.

X /s/ G. Reeves
-------------------------------------------------
State Street Bank and Trust Company, Custodian


X_____________________________________      ____________________
Your Signature (Exactly as in Part 1)       Date

Scudder
[Logo] IRA Portfolio

----------------------------------------
Extra Application
----------------------------------------
For your spouse or a friend

                          1. IRA Account Registration

____________________________________         _______________________________
Name                                         Social Security Number
____________________________________         (___)__________________________
Address                                      Daytime Phone
_______________________ _____ ______         ____/____/____
City                    State Zip            Date of Birth

                         2. Type of IRA & Fund Choices

|_|  New IRA. $2000 maximum per year. Contribution for tax year 198__.

|_| Transfer IRA. IRA assets transferred directly from your present custodian to Scudder. If the transfer establishes your first Scudder IRA, please complete this Application and an IRA Transfer Request making sure to indicate fund(s) choices on both forms. If transferring to an existing Scudder IRA, complete only the IRA Transfer Request. A separate Transfer Request must be completed for each IRA being transferred.

|_|  Rollover IRA. (check one)

     |_|  Assets distributed from an employer-sponsored retirement plan.

     or

     |_| 60-day Rollover. You have taken receipt of your IRA assets from another institution and are enclosing a check for part or all of these funds.

The minimum initial investment is $240.

If you choose more than one fund, the minimum initial investment is $500 for each fund.

$ Amount

                  Money Market Funds
_______________    Cash Investment Trust
_______________    Government Money Fund

                  Income Funds
_______________    GNMA Fund
_______________    Income Fund
                   Target Fund (multi-Portfolios)
_______________     U.S. Government 1990
_______________     General 19_____________
                              Maturity year

                   U.S. Gov't. Zero Coupon
_______________     Target Fund __________
                                Maturity year

                  Growth & Income Funds
_______________    Equity Income Fund
_______________    Growth and Income Fund

                  Growth Funds
_______________    Japan Fund
_______________    Capital Growth Fund
_______________    Development Fund
_______________    Global Fund
_______________    International Fund

$                 Total
===============

                   3. Designation of Beneficiary & Signatures
      (Please be sure to sign your name exactly as it appears in Part 1.)

The following person(s) are to receive the balance of my IRA assets upon my death. This designation revokes any previous one I may have filed with the Custodian. (Provide name(s), address(es), and Social Security Number(s).)

______________________________________

______________________________________

______________________________________

Any resident of a Community Property State who designates a spouse as primary beneficiary and others as contingent beneficiaries, or designates more than half the distribution to beneficiaries other than a spouse, must obtain the spouse's consent.

     Spouse's
     consent   X________________________________        _________________
               Signature                               Date

I hereby designate the beneficiaries listed and adopt with the custodian this Scudder Individual Retirement Account agreement which uses the language of IRS Form 5305-A. Once the Custodian acknowledges receipt of this form by mail, it shall be deemed accepted, and therefore, effective as of the date I signed it. I have received and read the Scudder IRA plan and the prospectus(es) of the fund(s) selected.

X /s/ G. Reeves
-------------------------------------------------
State Street Bank and Trust Company, Custodian


X_____________________________________      ____________________
Your Signature (Exactly as in Part 1)       Date

RETURN THIS FORM IN THE POSTPAID ENVELOPE PROVIDED, OR MAIL TO:
SCUDDER FUNDS, P.O. BOX 291, BOSTON, MA 02107-2291.

It's easy to open a Scudder IRA. Just complete the Scudder IRA Application and return it in the enclosed postage-paid envelope today.

     A Few Tips

o    Please make check(s) payable to "Scudder Funds."

o You have two forms--an IRA Application and an IRA Transfer Request. Please do not separate them, even if you use only one.

o Please fill out each section carefully, preferably in print or type. This helps us avoid any delays in processing your Application.

o Please be sure to sign your name exactly as it appears in your Account Registration (Part 1).

o If you are transferring IRA assets from another IRA sponsor, please fill out the attached IRA Transfer Request form and return it along with your Application and a check for any investment you may be making at this time.

     If you already have a Scudder IRA, complete only the IRA Transfer Request form.


     Please return this form today. It will only take a few minutes and will let us put your money to work for you that much sooner!

Scudder [Logo] IRA Portfolio                               IRA Transfer Request

Complete this form if you wish to transfer the assets in your current IRA directly to the Scudder IRA. If establishing a new Scudder IRA, complete the Scudder IRA Application as well. Return this form in the postpaid envelope provided. We will send you a notice confirming that we received this form, and arrange to complete the transfer. The amount you transfer does not affect the amount you can invest and deduct annually. If you wish to transfer assets held in another type of plan, e.g. Keogh, profit-sharing, 403(b), etc., please call us for the proper forms. This form is only for IRA transfers.

                               1. Name & Address

_________________________________            ______________________________
Name                                         Social Security Number
_________________________________            (___)_________________________
Address                                      Daytime Phone
_____________________ _____ _____            ______________________________
City                  State Zip

                      2. Instructions to Present Custodian

_________________________________
Name of Current Custodian/Trustee
_________________________________
Attention: (Person or department
handling transfers)
_________________________________
Address
_____________________ _____ _____
City                  State Zip

|_| Please transfer all of my IRA assets.

|_| Please transfer $________ of my IRA assets.

Other instructions (e.g., make transfer upon maturity)
______________________________________/___/_____
                                   maturity date

_______________________________________
IRA Account Number (with this Custodian)
_______________________________________
Custodian's Phone Number

I request that the above-named Custodian or Trustee transfer my IRA assets as cash to State Street Bank and Trust Company, Custodian of my Scudder IRA.

Please make the check payable to:

Scudder Funds, A/C (Investor name), Scudder IRA
Mail to: The Scudder Funds Retirement Plan Services,
P.O. Box 9647, Boston, MA 02205-9918

X______________________________________

Please ask your present custodian if a signature guarantee is required.

                                 3. Fund Choices
                       If you invest in 2 or more funds,
              the minimum initial investment is $500 for each fund.

 $ Amount         Money Market Funds                Acct. #*
_______________    Cash Investment Trust          _______________
_______________    Government Money Fund          _______________

                  Growth & Income Funds
_______________    Equity Income Fund             _______________
_______________    Growth and Income Fund         _______________

                  Growth Funds
_______________    Japan Fund                     _______________
_______________    Capital Growth Fund            _______________
_______________    Development Fund               _______________
_______________    Global Fund                    _______________
_______________    International Fund             _______________

                  Income Funds
_______________    GNMA Fund                      _______________
_______________    Income Fund                    _______________
                   Target Fund (multi-Portfolios)
_______________     U.S. Government 1990          _______________
_______________     General 19_____________       _______________
                              Maturity year

                   U.S. Gov't. Zero Coupon
_______________     Target Fund __________        _______________
                                Maturity year

                 Total             $
                                    ===============

* When transferring to an existing Scudder IRA, please provide your Scudder IRA account number.

================================================================================

For Scudder use only, do not complete.

                            Acceptance by Custodian

We agree to accept custodianship and the transfer described above for the Scudder IRA Plan established on behalf of the above-named individual. State Street Bank and Trust Company accepts its appointment as successor Custodian of the above IRA account and requests the liquidation and transfer of assets as indicated above.

Scudder Fund Distributions, Inc.

By _______________________    State Street Bank & Trust Company

Date _____________________    By /s/ G. Reeves
                                 -----------------------------------------

                                    Scudder
                              [Logo] IRA Portfolio
                        Scudder Fund Distributors, Inc.
                      175 Federal Street, Boston, MA 02110

                           National Toll-Free Number
                                 1-800-225-2470

                      SIMPLIFIED EMPLOYEE PENSIONS (SEPs)
                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

Q. 1. What is a SEP?                      A. A SEP is a simplified retirement
                                             plan which allows employers to make
                                             contributions directly to their
                                             employees' own Individual
                                             Retirement Accounts (IRAs).
                                             Employers receive a tax deduction
                                             for the full amount of each
                                             contribution.

--------------------------------------------------------------------------------

Advantages of a SEP

Q. 2. What are the advantages of a SEP?   A. The SEP has many advantages over
                                             other types of retirement plans. An
                                             employer who adopts a SEP will only
                                             have to comply with minimal
                                             reporting and disclosure
                                             requirements. Because the SEP is a
                                             "simplified" plan, the IRS does not
                                             require an annual 5500 report for
                                             the plan, nor does it require a
                                             Summary Plan Description, a Notice
                                             to Interested Parties, or a Summary
                                             Annual Report. The employer is only
                                             required to give a copy of the SEP
                                             agreement to each employee and to
                                             notify participants each year of
                                             the amount that was contributed on
                                             their behalf to the SEP. The
                                             employer, in most cases, does not
                                             have to set up any accounts or
                                             arrange for the recordkeeping of
                                             the plan, because the contributions
                                             are made to the employees' own
                                             IRAs. The employees set up their
                                             IRAs and decide how the money
                                             should be invested.

Q. 3. How much can an employer contribute A. The employer can annually
      to a SEP for each participant?         contribute up to 15% of an
                                             employee's compensation or $30,000,
                                             whichever is less, for each
                                             employee.




Q. 4. Can an employee also make IRA       A. Yes. The employee can also make IRA
      contributions to the same IRA?         contributions of up to $2,000 to
                                             the same account (starting in 1987,
                                             an employee's IRA deduction may be
                                             limited, see the enclosed Scudder
                                             IRA Owners Manual for an
                                             explanation).

--------------------------------------------------------------------------------

IRS Model SEP

Q. 5. What is the IRS Model SEP?          A. It is a model SEP plan that the IRS
                                             developed to meet all the
                                             requirements of the Internal
                                             Revenue Code. This model plan is
                                             IRS Form 5305-SEP, Simplified
                                             Employee Pension-Individual
                                             Retirement Accounts Contribution
                                             Agreement. If the employer elects
                                             to use the IRS Model SEP, the
                                             employer cannot make any changes to
                                             this form.

Q. 6. Who may use the IRS model SEP?      A. Any employer (including sole
                                             proprietors, partnerships or
                                             corporations) who does not
                                             currently maintain another
                                             qualified plan and who has never
                                             maintained a defined benefit plan.

Q. 7. Does the employer have to file for  A. No. If an employer uses the IRS
      IRS approval of the plan?              Model SEP, he or she is assured
                                             that the plan meets all the
                                             requirements of the Internal
                                             Revenue Code, and would not have to
                                             file for any additional ruling or
                                             an opinion or determination letter
                                             from the IRS.

Q. 8. Does the IRS Model SEP allow for    A. No.
      social security integration?

--------------------------------------------------------------------------------

Establishing a SEP

Q. 9. When can a SEP be adopted?          A. A SEP can be adopted for the 1986
                                             calendar year any time on or before
                                             April 15, 1987.



Q. 10. How is the SEP adopted?            A. First, the employer must complete
                                             the IRS Form 5305-SEP and
                                             distribute copies of it to all
                                             employees. Second, all eligible
                                             employees must either have an IRA
                                             or establish one.



Q. 11. Can SEPs be maintained on a        A. For 1986, a SEP can only be
       calendar or a taxable year?           maintained on a calendar basis. For
                                             1987 and later years, a SEP can be
                                             maintained on either a calendar
                                             year or on the employer's taxable
                                             year.

Q. 12. Must all employees be eligible to  A. No. If the employer uses the IRS
       participate?                          Model SEP, the following employees
                                             may be excluded: (a) employees
                                             under the age of 21, (b) employees
                                             who have not worked for the
                                             employer during at least 3 of the
                                             last 5 calendar years, (c)
                                             employees who were paid less than
                                             $200 ($300, for taxable years after
                                             1986), (d) employees covered by
                                             certain collective bargaining
                                             agreements, and (e) nonresident
                                             aliens who receive no income from
                                             the employer from a U.S. source.

Q. 13. Must all eligible employees have   A. Yes, because the Model SEP is not
       IRAs? established until all eligible employees have IRAs. If an employee cannot or will not open an IRA, the employer can open an IRA on behalf of that employee.

Q. 14. What information about the SEP is  A. The employer must give each
       the employer required to give an      employee a copy of the IRS Model
       employee?                             SEP Form once the employee becomes
                                             eligible to participate. The
                                             employer is also required to notify
                                             the employee each year of the
                                             amount contributed to that
                                             employee's IRA for the year. If
                                             contributions are made to an IRA in
                                             the Scudder funds, participant
                                             statements will confirm the amount
                                             of the contribution and provide the
                                             necessary notice.

Q. 15. How is the IRS notified of the SEP A. For 1986, the employer reports any
       contribution and how does the         SEP contributions on the employee's
       employee treat the contribution?      Form W-2 as wages. The employee can
                                             then deduct the amount of the
                                             contribution up to the lesser of
                                             $30,000 or 15% of the employee's
                                             compensation (not including the SEP
                                             contribution). There is no Federal
                                             income tax, F.I.C.A., or F.U.T.A.
                                             withholding on contributions under
                                             SEPs to IRAs on amounts meeting the
                                             employee's deduction limit. If
                                             contributions are made after the
                                             end of the tax year, the employer
                                             may have to issue an additional
                                             Form W-2 showing only the amount of
                                             the contribution. For 1987 and
                                             later years, the amount of any SEP
                                             contribution will be excluded from
                                             the employee's compensation, but
                                             must still be listed for
                                             informational
                                             purposes on the Form W-2. If the
                                             contributions are made after the
                                             end of the tax year, the employer
                                             will have to issue a revised Form
                                             W-2 to employees.

--------------------------------------------------------------------------------

Making Contributions to a SEP

Q. 16. Are employer contributions tax     A. Yes, up to the lesser of $30,000 or
       deductible?                           15% of compensation, for each
                                             employee.

Q. 17. What is the deadline for making    A. For 1986, the contributions may be
       contributions?                        made up until April 15, 1987. If
                                             the employer's fiscal year is not
                                             the calendar year, the
                                             contributions may only be deducted
                                             for the fiscal year in which the
                                             calendar year ends. For example, if
                                             an employer's fiscal year ends May
                                             31, 1987, the employer may deduct
                                             for that fiscal year only
                                             contributions made for calendar
                                             year 1986. For 1987, regardless of
                                             whether the plan is a calendar year
                                             or a fiscal year SEP, contributions
                                             for the appropriate year can be
                                             made up until the due date for the
                                             employer's tax return, including
                                             any extensions.

Q. 18. What is compensation?              A. The IRS defines compensation as
                                             wages, salaries, profession fees or
                                             other amounts received for personal
                                             services actually rendered by the
                                             employee.

Q. 19. What is compensation for a         A. For self-employed individuals,
       self-employed individual?             compensation is "earned income,"
                                             which is the individual's net
                                             profits less the amount of the
                                             retirement plan contribution for
                                             the individual. For example, assume
                                             a self-employed individual has
                                             $100,000 of net profits (bottom
                                             line, Schedule C) after the
                                             deduction for the SEP contributions
                                             for the employees. A SEP
                                             contribution of $13,043 (13.043% X
                                             $100,000) may be made to the
                                             self-employed individual's IRA.
                                             This is equal to 15% of "earned
                                             income" of $86,957 [15% ($100,000 -
                                             $13,043)].

Q. 20. May all of an employee's           A. No, the employer's contributions
       compensation be taken into            may not be based on more than
       account?                              $200,000 of an employee's
                                             compensation.

Q. 21. How are employer contributions     A. The employer contributions must
       allocated?                            equal the same percentage of
                                             compensation for each employee.


Q. 22. Is the employer required to make   A. No, however, if the employer does
       contributions to the SEP every        make contributions, they must be
       year?                                 made for all employees eligible for
                                             that year, whether or not the
                                             employees are still employed when
                                             the contributions are made.